UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2011

Integrated BioPharma, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31668	22-2407475
(Commission File Number)	(IRS Employer Identification No.)

225 Long Avenue Hillside, New Jersey	07205
(Address of Principal Executive Offices)	(Zip Code)

(973) 926-0816
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 4, 2011, Integrated Biopharma, Inc. (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with Imperium Advisers, LLC, as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the 8% notes payable (the “Notes Payable”) issued by the Company under that certain Securities Purchase Agreement, dated as of February 21, 2008 (the “SPA”), with an aggregate principal outstanding amount of $7.805 million (including accrued and accreted interest).  The Notes Payable matured on November 15, 2009 and, as previously reported, the Company failed to repay the Notes Payable on such scheduled maturity date.  The Company’s failure to repay the Notes Payable on the scheduled maturity date constituted an Event of Default under the Notes Payable and triggered the right of the holders of the Notes Payable (the “Notes Payable Holders”) to give the Company a notice (an “Acceleration Notice”) to accelerate the payment of all unpaid principal and accrued and unpaid interest (including interest accruing at the default rate).  The Notes Payable are secured by a pledge of substantially all of the Company’s assets.

The Forbearance Agreement provides that the Collateral Agent shall forbear from exercising rights and remedies arising from the occurrence of Specified Defaults (as defined in the Forbearance Agreement), including the Company’s failure to repay the Notes Payable which are due and payable. The Forbearance Agreement will terminate on the earlier to occur of (i) December 31, 2011, (ii) the date the Company fails to comply with the covenants, conditions and agreements contained in the Forbearance Agreement, (iii) the date of the occurrence of any Event of Default, other than the Specified Defaults (as defined in the Forbearance Agreement), under the SPA, the Notes Payable, the Certificate of Designation (as defined in the SPA), the Registration Rights Agreement (as defined in the SPA), the Subsidiary Guaranty, dated as of February 21,  2008, by and among the Company, certain of its subsidiaries and the Collateral Agent, the Security Agreement, dated as of February 21,  2008 (the “Security Agreement”), by and among the Company, certain of its subsidiaries and the Collateral Agent and all other agreements, documents and other instruments entered into by the Company or any of its subsidiaries in connection with the SPA (collectively, the “Transaction Documents”), or (iv) the date the Notes Payable are paid in cash and all other obligations under the Transaction Documents are satisfied.

The Forbearance Agreement provides, among other things:

(1) The Collateral Agent may sell the 1,266,706 shares of common stock of iBio, Inc., pledged by the Company to the Notes Payable Holders pursuant to the Security Agreement as soon as commercially reasonable and apply the net proceeds from such sale, first against unpaid principal obligations under the Notes Payable and second, to any remaining obligations under the Transaction Documents.
(2) The Company shall not, prior to the payment in full of all obligations owed to the Note Payable Holders under the Transaction Documents, make any (a) principal payments in respect of the $4.5 million outstanding principal amount of the Convertible Note Payable held by CD Financial, LLC which matured on February 21, 2011 (the “CD Financial Debt”), (b) past due rental or lease payments under the Company’s lease obligations to Vitamin Realty Associates, L.L.C. (“Vitamin Realty”) ($685,986 as of September 30, 2011), or (c) any rental or lease payments, including any past due rental or lease payments, in respect of any other personal or real property leased or rented by the Company or any of its subsidiaries from E. Gerald Kay or any family member of E. Gerald Kay; provided, that, so long as no Event of Default (other than the Specified Defaults) exists and is continuing, the Company shall be permitted to make interest payments (on a pre-default, non-accelerated basis) in respect of the CD Financial Debt and make current rental or lease payments under the Company’s lease obligations to Vitamin Realty.  If an Event of Default (other than the Specified Defaults) exists and is continuing, the Company shall not be permitted to make any interest payments (on a pre-default, non-accelerated basis) in respect of the CD Financial Debt or make any current rental or lease payments under the Company’s lease obligations to Vitamin Realty. Any breach by the Company of (a) (b) or (c) shall constitute an Event of Default under, and shall trigger a termination of, the Forbearance Agreement.

(3) If the Company fails to repay all of its obligations under the Transaction Documents prior to December 31, 2011, then on December 31, 2011, the Company shall pay to the Collateral Agent, for the ratable benefit of the Notes Payable Holders, a fee equal to $1 million, which shall be in addition to all other fees and expenses payable by the Company to the Collateral Agent and the Notes Payable Holders under the Transaction Documents.

(4) On or prior to October 19, 2011, the Company shall, at its sole cost and expense, engage an investment banker reasonably acceptable to the Collateral Agent, for the purpose of working with and assisting the Company to sell certain assets of the Company, including its branded proprietary nutraceutical product line.

(5) The Company has absolutely, unconditionally and irrevocably released, on behalf of itself and its subsidiaries, and its and their respective successors, assigns and other legal representatives, the Collateral Agent, the Notes Payable Holders, and various other Releasees (as defined in the Forbearance Agreement) from all Claims (as defined in the Forbearance Agreement) arising at any time on or prior to the date of the Forbearance Agreement in connection with the Transaction Documents, on the terms and conditions set forth in the Forbearance Agreement.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement, dated as of October 4, 2011, by and between Integrated BioPharma, Inc. and Imperium Advisors, LLC, in its capacity as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED BIOPHARMA, INC.

Date: October 11, 2011                                            By:                            /s/ Dina Masi
                                                                      Dina Masi
                                                                      Chief Financial Officer